EXHIBIT 95

Mine Safety and Health Administration Safety Data

We believe that Arch Coal, Inc. (“Arch Coal”) is one of the safest coal mining companies in the world. Safety is a core value at Arch Coal and at our subsidiary operations. We have in place a comprehensive safety program that includes extensive health & safety training for all employees, site inspections, emergency response preparedness, crisis communications training, incident investigation, regulatory compliance training and process auditing, as well as an open dialogue between all levels of employees. The goals of our processes are to eliminate exposure to hazards in the workplace, ensure that we comply with all mine safety regulations, and support regulatory and industry efforts to improve the health and safety of our employees along with the industry as a whole.

The operation of our mines is subject to regulation by the Federal Mine Safety and Health Administration (MSHA) under the Federal Mine Safety and Health Act of 1977 (Mine Act). MSHA inspects our mines on a regular basis and issues various citations, orders and violations when it believes a violation has occurred under the Mine Act. We present information below regarding certain mining safety and health violations, orders and citations, issued by MSHA and related assessments and legal actions and mine-related fatalities with respect to our coal mining operations. In evaluating the above information regarding mine safety and health, investors should take into account factors such as: (i) the number of citations and orders will vary depending on the size of a coal mine, (ii) the number of citations issued will vary from inspector to inspector and mine to mine, and (iii) citations and orders can be contested and appealed, and in that process are often reduced in severity and amount, and are sometimes dismissed or vacated.

The table below sets forth for the three months ended March 31, 2017 for each active MSHA identification number of Arch Coal and its subsidiaries, the total number of: (i) violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a coal or other mine safety or health hazard under section 104 of the Mine Act for which the operator received a citation from MSHA; (ii) orders issued under section 104(b) of the Mine Act; (iii) citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under section 104(d) of the Mine Act; (iv) flagrant violations under section 110(b)(2) of the Mine Act; (v) imminent danger orders issued under section 107(a) of the Mine Act; (vi) proposed assessments from MHSA (regardless of whether Arch Coal has challenged or appealed the assessment); (vii) mining-related fatalities; (viii) notices from MSHA of a pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of coal or other mine health or safety hazards under section 104(e) of the Mine Act; (ix) notices from MSHA regarding the potential to have a pattern of violations as referenced in (viii) above; and (x) pending legal actions before the Federal Mine Safety and Health Review Commission (as of March 31, 2017) involving such coal or other mine, as well as the aggregate number of legal actions instituted and the aggregate number of legal actions resolved during the reporting period.

Mine or Operating Name / MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed (in thousands) ($)	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(e) (Yes/No)	Received Notice of Potential to Have Pattern of Violations Under Section 104(e) (Yes/No)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)	Legal Actions Pending as of Last Day of Period(1) (#)
Active Operations
Lone Mountain Darby Fork / 15‑02263	4	—	—	—	—	4.7	—	No	No	—	—	—
Lone Mountain Clover Fork / 15‑18647	9	—	—	—	—	6.1	—	No	No	—	—	—
Lone Mountain Huff Creek / 15‑17234	4	—	—	—	—	2.1	—	No	No	—	—	3
Lone Mountain 6C Mine / 44‑06782	—	—	—	—	—	—	—	No	No	—	—	—
Lone Mountain Processing / 44‑05898	—	—	—	—	—	0.9	—	No	No	—	—	—
Lone Mountain Processing / Mayflower Prep Plant / 44-05605	—	—	—	—	—	0.1	—	No	No	—	—	—
Lone Mountain Days Creek / 15‑17971	—	—	—	—	—	—	—	No	No	—	—	—
Powell Mt. Mine #1 / 15‑18734	—	—	—	—	—	—	—	No	No	—	—	—
Powell Mt. Middle Splint / 44‑07207	—	—	—	—	—	—	—	No	No	—	—	—
Vindex Cabin Run / 18‑00133	—	—	—	—	—	—	—	No	No	—	—	—
Vindex Bismarck / 46‑09369	—	—	—	—	—	—	—	No	No	—	—	—
Vindex Jackson Mt. / 18-00170	—	—	—	—	—	—	—	No	No	—	—	—
Vindex Wolf Den Run / 18-00790	—	—	—	—	—	—	—	No	No	—	—	—
Cumberland River Pardee Plant / 44‑05014	—	—	—	—	—	—	—	No	No	—	—	—
Cumberland River Band Mill Mine / 44‑06816	—	—	—	—	—	—	—	No	No	—	—	—
Cumberland River Pine Branch #1 / 44‑07224	—	—	—	—	—	—	—	No	No	—	—	—
Cumberland River Trace Fork #1 / 15‑19533	—	—	—	—	—	—	—	No	No	—	—	—

Beckley Pocahontas Mine / 46‑05252	28	—	—	—	—	112.4	—	No	No	2	—	4
Beckley Pocahontas Plant / 46‑09216	—	—	—	—	—	1.0	—	No	No	—	—	—
Coal Mac Holden #22 Prep Plant / 46‑05909	—	—	—	—	—	—	—	No	No	—	—	—
Coal Mac Ragland Loadout / 46‑08563	—	—	—	—	—	—	—	No	No	—	—	—
Coal Mac Holden #22 Surface / 46‑08984	2	—	—	—	—	0.7	—	No	No	—	—	—
Eastern Birch River Mine / 46-07945	—	—	—	—	—	—	—	No	No	—	—	—
Sentinel Mine / 46‑04168	2	—	—	—	—	9.0	—	No	No	—	—	1
Sentinel Prep Plant / 46‑08777	—	—	—	—	—	0.3	—	No	No	—	—	—
Mingo Logan Mountaineer II / 46‑09029	16	—	—	—	-—	68.4	—	No	No	4	1	8
Mingo Logan Cardinal Prep Plant / 46‑09046	—	—	—	—	—	—	—	No	No	—	—	—
Mingo Logan Daniel Hollow / 46‑09047	—	—	—	—	—	—	—	No	No	—	—	—
Leer #1 Mine / 46‑09192	11	—	—	—	—	53.2	—	No	No	3	3	4
Arch of Wyoming Elk Mountain / 48‑01694	—	—	—	—	—	—	—	No	No	—	—	—
Black Thunder / 48‑00977	—	—	—	—	—	1.1	—	No	No	—	—	—
Coal Creek / 48‑01215	2	—	—	—	—	—	—	No	No	—	1	—
West Elk Mine / 05‑03672	1	—	—	—	—	13.8	—	No	No	—	—	—
Viper Mine / 11‑02664	5	—	—	—	—	12.2	—	No	No	—	—	—
Leer #1 Prep Plant / 46-09191	—	—	—	—	—	1.0	—	No	No	—	—	—
Wolf Run Mining – Sawmill Run Prep Plant / 46-05544	—	—	—	—	—	—	—	No	No	—	—	—

(1)	See table below for additional details regarding Legal Actions Pending as of March 31, 2017.

Mine or Operating Name/MSHA Identification Number	Contests of Citations, Orders (as of March 31, 2017)	Contests of Proposed Penalties (as of March 31, 2017)	Complaints for Compensation (as of March 31, 2017)	Complaints of Discharge, Discrimination or Interference (as of March 31, 2017)	Applications for Temporary Relief (as of March 31, 2017)	Appeals of Judges’ Decisions or Orders (as of March 31, 2017)
Beckley Pocahontas Mine / 46-05252	—	4	—	—	—	—
Sentinel Mine / 46-04168	—	1	—	—	—	—
Mingo Logan Mountaineer II / 46-09029	—	8	—	—	—	—
Leer #1 / 46‑09192	—	4	—	—	—	—
Lone Mountain Huff Creek / 15-17234	—	3	—	—	—	—

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